EXHIBIT 23.1

                                                 941 East 3300 South, Suite  202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801-486-0096
                                                                Fax 801 486-0098


ANDERSEN ANDERSEN & STRONG, L.C.

Certified Public Accountants and Business Consultants







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We have issued our report dated February 8, 2002, accompanying the audited financial statements of Videolocity International, Inc. and Subsidiaries at October 31, 2001, and the related statements of operations, stockholders' equity, and cash flows and for the years ended October 31, 2001 and 2000 and the period May 26, 2000 to October 31, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.


                                                              /S/

October 16, 2002                           /s/ ANDERSEN ANDERSEN & STRONG, L.C.
                                           ------------------------------------
                                               ANDERSEN ANDERSEN & STRONG, L.C.


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